                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]  Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-12


                           ALLIANT ENERGY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Last update: 02/22/2002

                                                   NOTICE OF 2003 ANNUAL MEETING


 Alliant Energy
    Corporation

Proxy Statement                         YOUR VOTE IS IMPORTANT


                                                           [ALLIANT ENERGY LOGO]

                          ALLIANT ENERGY CORPORATION

                         ANNUAL MEETING OF SHAREOWNERS

             DATE: May 28, 2003

             TIME: 1:00 PM, Central Daylight Savings Time

         LOCATION: Alliant Energy Center
                   Exhibition Hall
                   1919 Alliant Energy Center Way
                   (Intersection of John Nolen Drive and Rimrock Road)
                   Madison, Wis.



                        SHAREOWNER INFORMATION NUMBERS

                 LOCAL CALLS (Madison, Wis., Area) 608-458-3110

                 TOLL FREE NUMBER................. 800-356-5343

[LOGO]
ALLIANT
ENERGY/R/

                                                  Alliant Energy Corporation
                                                  4902 North Biltmore Lane
                                                  P. O. Box 2568
                                                  Madison, WI 53701-2568
                                                  Phone: 608.458.3110

                 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Dear Alliant Energy Corporation Shareowner:

On Wednesday, May 28, 2003, Alliant Energy Corporation (the "Company") will hold its 2003 Annual Meeting of Shareowners at the Alliant Energy Center, 1919 Alliant Energy Center Way, Madison, Wis. The meeting will begin at 1:00 p.m. Central Daylight Savings Time.

Only shareowners of record at the close of business on April 8, 2003, may vote at this meeting. All shareowners are requested to be present at the meeting in person or by proxy so that a quorum may be ensured. At the meeting, the Company's shareowners will:

    1. Elect three Directors for terms expiring at the 2006 Annual Meeting of Shareowners; and

    2. Attend to any other business properly presented at the meeting.

The Board of Directors of the Company presently knows of no other business to come before the meeting.

If your shares are registered directly with the Company's Shareowner Services Department, then you may vote those shares by telephone or Internet. Instructions for voting by these convenient methods are shown on the enclosed proxy card. If you prefer, you may sign and date the enclosed proxy card and return it in the postage-paid envelope.

A copy of the Company's 2002 Annual Report is enclosed.

                                          By Order of the Board of Directors,

                                            /s/ F. J. Buri

                                          F. J. Buri
                                          Corporate Secretary

Dated, mailed and made available on the
Internet on or about April 14, 2003.

                               TABLE OF CONTENTS


Questions and Answers.......................................................   1

Election of Directors.......................................................   5

Meetings and Committees of the Board........................................   8

Compensation of Directors...................................................   9

Ownership of Voting Securities..............................................  10

Compensation of Executive Officers..........................................  11

Stock Options...............................................................  12

Long-Term Incentive Awards..................................................  14

Certain Agreements..........................................................  15

Retirement and Employee Benefit Plans.......................................  16

Report of the Compensation and Personnel Committee on Executive Compensation  20

Report of the Audit Committee...............................................  23

Comparison of Five-Year Cumulative Total Return.............................  24

Section 16(a) Beneficial Ownership Reporting Compliance.....................  25

Appendix A--Audit Committee Charter......................................... A-1

                             QUESTIONS AND ANSWERS


1. Q: Why am I receiving these materials?
   A: The Board of Directors of Alliant Energy Corporation (the "Company") is providing these proxy materials to you in connection with the Company's Annual Meeting of Shareowners (the "Annual Meeting"), which will take place on Wednesday, May 28, 2003. As a shareowner, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the matters described in this proxy statement.

2. Q: What is Alliant Energy Corporation?
   A: The Company is a public utility holding company whose primary first tier subsidiaries include Interstate Power and Light Company ("IP&L"), Wisconsin Power and Light Company ("WP&L"), Alliant Energy Resources, Inc. ("AER") and Alliant Energy Corporate Services, Inc. ("Alliant Energy Corporate Services").

3. Q: Who is entitled to vote at the Annual Meeting?
   A: Only shareowners of record at the close of business on April 8, 2003, are entitled to vote at the Annual Meeting. As of the record date, 92,733,802 shares of the Company's common stock were issued and outstanding. Each shareowner is entitled to one vote for each share of the Company's common stock held on the record date.

4. Q: What may I vote on at the Annual Meeting?
   A: You may vote on the election of three nominees to serve on the Company's
      Board of Directors for terms expiring at the Annual Meeting of Shareowners in the year 2006.

5. Q: How does the Board of Directors recommend I vote?
   A: The Board of Directors recommends that you vote your shares FOR each of the listed Director nominees.

6. Q: How can I vote my shares?
   A: You may vote either in person at the Annual Meeting or by appointing a proxy. If your shares are registered directly with the Company's Shareowner Services Department, then you have three options to appoint a proxy:

      .  By telephone;
      .  By Internet; or
      .  By mailing the proxy card.

      Please refer to the instructions included on your proxy card to vote by proxy. If you hold your shares through a bank, broker or other record holder, then you may vote by the methods your bank or broker makes available, in which case the bank or broker will include instructions with this proxy statement. If you vote by the Internet, then you should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that you must bear. Appointing a proxy will not affect your right to vote your shares if you attend the Annual Meeting and desire to vote in person.

7. Q: How are votes counted?
   A: In the election of Directors, you may vote FOR all of the Director nominees or your vote may be WITHHELD with respect to one or more nominees. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all listed Director nominees.

8. Q: Can I change my vote?
   A: You have the right to revoke your proxy at any time before the Annual
      Meeting by:

      . Providing written notice to the Corporate Secretary of the Company and voting in person at the Annual Meeting; or
      .  Appointing a new proxy prior to the start of the Annual Meeting.

      Attendance at the Annual Meeting will not cause your previously appointed proxy to be revoked unless you specifically so request in writing.

9. Q: What shares are included on the proxy card(s)?
   A: Your proxy card(s) covers all of your shares of the Company's common stock, including any shares held in your account under the Company's Shareowner Direct Plan. For present or past employees of IP&L, your proxy includes any shares held in your account under the IES Utilities Inc. Employee Stock Ownership Plan.

10. Q: How is the Company's common stock held for employees in the Alliant Energy Corporation 40l(k) Savings Plan voted?
   A: For shares held in the 401(k) Savings Plan, you will receive a separate form of proxy from the trustee of the Plan.

11. Q: What does it mean if I get more than one proxy card?
   A: If your shares are registered differently and are in more than one account, then you will receive more than one card. Be sure to vote all of your accounts to ensure that all of your shares are voted. The Company encourages you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting the Company's Shareowner Services Department at the Shareowner Information Numbers shown at the front of this proxy statement.

12. Q: Who may attend the Annual Meeting?
   A: All shareowners who owned shares of the Company's common stock on April
      8, 2003, may attend the Annual Meeting. You will be asked to indicate whether you plan to attend the Annual Meeting when voting electronically, or you may indicate on the enclosed proxy card your intention to attend the Annual Meeting and return it with your signed proxy.

13. Q: How will voting on any other business be conducted?
   A: The Board of Directors of the Company does not know of any business to be considered at the Annual Meeting other than the election of three Directors. If any other business is properly presented at the Annual Meeting, your proxy gives Erroll B. Davis, Jr., the Company's Chairman, President and Chief Executive Officer, and F. J. Buri, the Company's Corporate Secretary, authority to vote on such matters at their discretion.

14. Q: Where and when will I be able to find the results of the voting?
   A: The results of the voting will be announced at the Annual Meeting. You may also call the Company's Shareowner Services Department at the Shareowner Information Numbers shown at the front of this proxy statement for the results. The Company will also publish the final results in its Quarterly Report on Form 10-Q for the second quarter of 2003 to be filed with the Securities and Exchange Commission ("SEC").

15. Q: Are the Company's 2002 Annual Report and these proxy materials available on the Internet?
   A: Yes. You can access the Company's Web page at www.alliantenergy.com to view the 2002 Annual Report and these proxy materials.

16. Q: How can I access future proxy materials and annual reports on the Internet?
   A: The Company is offering you the opportunity to consent to access its future notices of shareowner meetings, proxy materials and annual reports electronically through the Company's Web site.

      If you are a shareowner of record, you can consent to access these materials electronically to allow the Company to save the cost of producing and mailing these materials by marking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. If you consent to access these materials over the Internet, then you will receive a proxy card in the mail next year with instructions containing the Internet address to access those materials. However, you will not receive those proxy materials and the annual report by mail. Your consent will remain in effect unless it is revoked by calling or writing the Company's Shareowner Services Department at the Shareowner Information Numbers shown at the front of this proxy statement or at the address of the Company.

      If you hold your stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

      If you consent to electronic access, then you will be responsible for your usual Internet-related charges (e.g., on-line fees, telephone charges) in connection with electronic viewing and printing of proxy materials and annual reports. The Company will continue to distribute printed materials to shareowners who do not consent to access these materials electronically.

17. Q: When are shareowner proposals for the 2004 Annual Meeting due?
   A: All shareowner proposals to be considered for inclusion in the Company's proxy statement for the 2004 Annual Meeting, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8"), must be received at the principal office of the Company by Dec. 15, 2003.

      In addition, any shareowner who intends to present a proposal at the 2004 Annual Meeting must comply with the requirements set forth in the Company's Bylaws. The Company's Bylaws state, among other things, that to bring business before an annual meeting, a shareowner must give written notice that complies with the Bylaws to the Corporate Secretary of the Company not later than 45 days in advance of the first annual anniversary of the date the Company first mailed its proxy statement to shareowners for the prior year's annual meeting. Accordingly, the Company must receive notice of a shareowner's proposal submitted other than pursuant to Rule 14a-8 no later than Feb. 29, 2004. If the notice is received after Feb. 29, 2004, then the notice will be considered untimely and the Company is not required to present such proposal at the 2004 Annual Meeting. If the Board of Directors chooses to present a proposal submitted other than pursuant to Rule 14a-8 at the 2004 Annual Meeting, then the persons named in the proxies solicited by the Board for the 2004 Annual Meeting may exercise discretionary voting power with respect to such proposal.

18. Q: Who are the independent auditors of the Company and how are they appointed?
   A: Deloitte & Touche LLP audited the financial statements of the Company for the year ended Dec. 31, 2002, and re-audited the financial statements of the Company for the years ended Dec. 31, 2001, and Dec. 31, 2000. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. The Audit Committee of the Board of Directors expects to appoint the Company's independent auditors for 2003 later in the year.

      On June 12, 2002, the Board of Directors of the Company, upon the recommendation of the Audit Committee, dismissed Arthur Andersen LLP as the Company's independent auditors and contracted with Deloitte & Touche LLP to serve as its independent auditors for 2002. Arthur Andersen's reports on the Company's consolidated financial statements for the years ended Dec. 31, 2001, and Dec. 31, 2000, did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the years ended Dec. 31, 2001, and Dec. 31, 2000, and the subsequent interim period, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the accounting firm, would have caused it to make a reference to the subject matter of such disagreements in connection with its reports.

19. Q: Who will bear the cost of soliciting proxies for the Annual Meeting and how will these proxies be solicited?
   A. The Company will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by the Company's officers and employees who will not receive any additional compensation for these solicitation activities. The Company will pay banks, brokers, nominees and other fiduciaries reasonable charges and expenses incurred in forwarding the proxy materials to their principals. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation at an estimated cost of $6,000 plus reimbursable out-of-pocket expenses.

20. Q: If more than one shareowner lives in my household, how can I obtain an extra copy of the Company's 2002 Annual Report and this proxy statement?
   A. Pursuant to the rules of the SEC, services that deliver the Company's communications to shareowners that hold their stock through a bank, broker or other holder of record may deliver to multiple shareowners sharing the same address a single copy of the Company's 2002 Annual Report and proxy statement. Upon written or oral request, the Company will mail a separate copy of the 2002 Annual Report and/or proxy statement to any shareowner at a shared address to which a single copy of each document was delivered. You may notify the Company of your request by calling or writing the Company's Shareowner Services Department at the Shareowner Information Numbers shown at the front of this proxy statement or at the address of the Company shown on the first page of this proxy statement.

                             ELECTION OF DIRECTORS


Three Directors will be elected this year for terms expiring in 2006. The nominees for election as recommended by the Nominating and Governance Committee of the Company's Board of Directors are: Erroll B. Davis, Jr., Robert W. Schlutz and Wayne H. Stoppelmoor. Each of the nominees is currently serving as a Director of the Company. Each person elected as Director will serve until the Annual Meeting of Shareowners of the Company in 2006 or until his successor has been duly elected and qualified.

Directors will be elected by a plurality of the votes cast at the meeting (assuming a quorum is present). Consequently, any shares not voted at the meeting, whether by abstention or otherwise, will have no effect on the election of Directors. The proxies solicited may be voted for a substitute nominee or nominees if any of the nominees are unable to serve, or for good reason will not serve, a contingency not now anticipated.

Brief biographies of the Director nominees and continuing Directors follow. These biographies include their age (as of Dec. 31, 2002), an account of their business experience and the names of publicly held and certain other corporations of which they are also Directors. Except as otherwise indicated, each nominee and continuing Director has been engaged in his or her present occupation for at least the past five years.

NOMINEES

[PHOTO]              ERROLL B. DAVIS, JR.                        Director Since 1982
                     Age 58                                      Nominated Term Expires in 2006
Erroll B. Davis, Jr.
                     Mr. Davis has served as President and Chief Executive Officer of the Company since 1990. He was elected Chairman of the Board in 2000. Mr. Davis joined WP&L in 1978 and served as
                     President of WP&L from 1987 to 1998. He was elected Chief Executive Officer of WP&L in
                     1988. He has also served as Chief Executive Officer of AER and IP&L (or predecessor companies) since 1998. He is a member of the Boards of Directors of BP p.l.c.; PPG
                     Industries, Inc.; Electric Power Research Institute; and the Edison Electric Institute, where he also serves as Chairman. Mr. Davis has served as a Director of WP&L since 1984, of AER since
                     1988 and of IP&L (or predecessor companies) since 1998.

[PHOTO]              ROBERT W. SCHLUTZ                           Director Since 1998
                     Age 66                                      Nominated Term Expires in 2006
Robert W. Schlutz
                     Mr. Schlutz is President of Schlutz Enterprises, a diversified farming and retailing business in
                     Columbus Junction, Iowa. Mr. Schlutz has served as a Director of IP&L (or predecessor companies) since 1989 and of WP&L and AER since 1998. Mr. Schlutz is Chairperson of the
                     Environmental, Nuclear, Health and Safety Committee.


[PHOTO]              WAYNE H. STOPPELMOOR                       Director Since 1998
                     Age 68                                     Nominated Term Expires in 2006
Wayne H. Stopplemoor
                     Mr. Stoppelmoor served as Vice Chairman of the Board of the Company from April 1998 until
                     April 2000. Prior to 1998, he was Chairman, President and Chief Executive Officer of Interstate
                     Power Company. He retired as Chief Executive Officer of Interstate Power Company in 1997.
                     Mr. Stoppelmoor has served as a Director of IP&L (or predecessor companies) since 1986 and of WP&L and AER since 1998.

The Board of Directors unanimously recommends a vote FOR all nominees for election as Directors.

CONTINUING DIRECTORS

[PHOTO]            ALAN B. ARENDS                                Director Since 1998
                   Age 69                                        Term Expires in 2005
Alan B. Arends
                   Mr. Arends is Chairman of the Board of Directors of Alliance Benefit Group Financial Services
                   Corp., Albert Lea, Minn., an employee benefits company that he founded in 1983. He has served as a Director of IP&L (or predecessor companies) since 1993 and of WP&L and AER since 1998.

[PHOTO]            JACK B. EVANS                                 Director Since 2000
                   Age 54                                        Term Expires in 2004
Jack B. Evans
                   Mr. Evans is a Director and since 1996 has served as President of The Hall-Perrine
                   Foundation, a private philanthropic corporation in Cedar Rapids, Iowa. Previously, Mr. Evans was President and Chief Operating Officer of SCI Financial Group, Inc., a regional financial services firm. Mr. Evans is a Director of Gazette Communications, the Federal Reserve Bank of
                   Chicago and Nuveen Institutional Advisory Corp., and Vice Chairman and a Director of
                   United Fire and Casualty Company. Mr. Evans has served as a Director of IP&L (or predecessor companies), WP&L and AER since 2000. Mr. Evans is Chairperson of the Audit
                   Committee.

[PHOTO]            KATHARINE C. LYALL                            Director Since 1994
                   Age 61                                        Term Expires in 2005
Katharine C. Lyall
                   Ms. Lyall is President of the University of Wisconsin System in Madison, Wis. In addition to her administrative position, she is a professor of economics at the University of Wisconsin-
                   Madison. She serves on the Boards of Directors of the Kemper National Insurance Companies,
                   M&I Corporation and the Carnegie Foundation for the Advancement of Teaching. Ms. Lyall
                   has served as a Director of WP&L since 1986, of AER since 1994 and of IP&L (or predecessor companies) since 1998.

[PHOTO]                 SINGLETON B. MCALLISTER                              Director Since 2001
                        Age 50                                               Term Expires in 2005
Singleton B. McAllister
                        Ms. McAllister is a partner with Patton Boggs LLP, a Washington D.C.-based law firm. From
                        1996 until early 2001, Ms. McAllister was General Counsel for the United States Agency for
                        International Development. She was also a partner at Reed, Smith, Shaw and McClay where she specialized in government relations and corporate law. Ms. McAllister has served as a
                        Director of IP&L (or predecessor companies), WP&L and AER since 2001.

[PHOTO]                 DAVID A. PERDUE                                      Director Since 2001
                        Age 53                                               Term Expires in 2004
David A. Perdue
                        Mr. Perdue was named Chief Executive Officer and a Director of Dollar General Corporation,
                        a retail sales organization headquartered in Goodlettsville, Tenn., in April 2003. Prior to this position, he served as Chairman and Chief Executive Officer of Pillowtex Corporation, a
                        textile manufacturing company located in Kannapolis, N.C., from July 2002 to March 2003.
                        Prior to this position, he was President and Chief Executive Officer of the Reebok Brand for
                        Reebok International Limited. Prior to joining Reebok in 1998, he was Senior Vice President of Operations at Haggar, Inc. Mr. Perdue has served as a Director of IP&L (or predecessor companies), WP&L and AER since 2001.

[PHOTO]                 JUDITH D. PYLE                                       Director Since 1992
                        Age 59                                               Term Expires in 2004
Judith D. Pyle
                        Ms. Pyle is Vice Chair of The Pyle Group, a financial services company located in Madison,
                        Wis. Prior to assuming her current position, Ms. Pyle served as Vice Chairman and Senior Vice
                        President of Corporate Marketing of Rayovac Corporation (a battery and lighting products manufacturer), Madison, Wis. In addition, Ms. Pyle is Vice Chairman of Georgette Klinger,
                        Inc., and a Director of Uniek, Inc. Ms. Pyle has served as a Director of WP&L since 1994, of
                        AER since 1992 and of IP&L (or predecessor companies) since 1998. Ms. Pyle is Chairperson of the Compensation and Personnel Committee.

[PHOTO]                 ANTHONY R. WEILER                                    Director Since 1998
                        Age 66                                               Term Expires in 2005
Anthony R. Weiler
                        Mr. Weiler is a consultant for several home furnishings organizations. Prior to assuming his current position, Mr. Weiler had been a Senior Vice President for Heilig-Meyers Company, a national furniture retailer headquartered in Richmond, Va. He is a Director of the Retail Home
                        Furnishings Foundation. Mr. Weiler has served as a Director of IP&L (or predecessor companies) since 1979 and of WP&L and AER since 1998. Mr. Weiler is Chairperson of the
                        Nominating and Governance Committee.

                      MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors has standing Audit; Compensation and Personnel; Environmental, Nuclear, Health and Safety; Nominating and Governance; and Capital Approval Committees. The following is a description of each of these committees:

Audit Committee
The Audit Committee held four meetings in 2002. The Committee currently consists of J. B. Evans (Chair), A. B. Arends, K. C. Lyall, S. B. McAllister and D. A. Perdue. The Audit Committee is responsible for assisting Board oversight of: (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors. The Audit Committee is also responsible for the appointment, termination, compensation and oversight of the Company's independent auditors.

Compensation and Personnel Committee
The Compensation and Personnel Committee held six meetings in 2002. The Committee currently consists of J. D. Pyle (Chair), A. B. Arends, J. B. Evans and D. A. Perdue. This Committee sets executive compensation policy, administers the Company's Long-Term Incentive Program, reviews the performance of and approves salaries for certain officers and certain other management personnel, reviews and recommends to the Board new or changed employee benefit plans, reviews major provisions of negotiated employment contracts, and reviews human resource development programs.

Environmental, Nuclear, Health and Safety Committee
The Environmental, Nuclear, Health and Safety Committee held three meetings in 2002. The Committee currently consists of R. W. Schlutz (Chair), J. L. Hanes,
J. D. Pyle and A. R. Weiler. The Committee's responsibilities are to review environmental policy and planning issues of interest to the Company, including matters involving the Company before environmental regulatory agencies and compliance with air, water and waste regulations. In addition, the Committee reviews policies and operating issues related to the Company's nuclear generating station investments including planning and funding for decommissioning of the plants. The Committee also reviews health and safety related policies, activities and operational issues as they affect employees, customers and the general public.

Nominating and Governance Committee
The Nominating and Governance Committee held two meetings in 2002. The Committee currently consists of A. R. Weiler (Chair), J. L. Hanes, K. C. Lyall,
S. B. McAllister and R. W. Schlutz. This Committee's responsibilities include recommending and nominating new members of the Board, recommending committee assignments and committee chairpersons, evaluating overall Board effectiveness and compensation, preparing an annual report on Chief Executive Officer effectiveness, and considering and developing recommendations to the Board of Directors on other corporate governance issues. In nominating persons for election to the Board, the Nominating and Governance Committee will consider nominees recommended by shareowners. Any shareowner wishing to make a recommendation should write to the Corporate Secretary of the Company, who will forward all recommendations to the Committee. The Company's Bylaws also permit shareowner nominations of candidates for election as Directors. These provisions require such nominations to be made pursuant to timely notice (as specified in the Bylaws) in writing to the Corporate Secretary of the Company.

Capital Approval Committee
The Capital Approval Committee held no meetings in 2002. The Committee currently consists of J. B. Evans, J. D. Pyle and A. R. Weiler. Mr. Davis is the Chair and a non-voting member of this Committee. The purpose of this Committee is the evaluation of certain investment proposals where (1) an iterative bidding process is required, and/or (2) the required timelines for such a proposal would not permit the proposal to be brought before a regular meeting of the Board of Directors and/or a special meeting of the full Board of Directors is not practical or merited.

The Board of Directors held seven meetings during 2002. Each Director attended at least 85% of the aggregate number of meetings of the Board and Board committees on which he or she served.

The Board and each committee conducts performance evaluations annually to determine its effectiveness and suggests improvements for consideration and implementation. In addition, the Nominating and Governance Committee and the full Board evaluate Mr. Davis' performance as Chief Executive Officer on an annual basis.

                           COMPENSATION OF DIRECTORS


No retainer fees are paid to Mr. Davis for his service on the Company's Board of Directors. In 2002, all other Directors (the "non-employee Directors"), each of whom served on the Boards of the Company, IP&L, WP&L and AER, received an annual retainer for service on all four Boards consisting of $30,000 in cash and 1,000 shares of Company common stock pursuant to the Company's Shareowner Direct Plan. Travel expenses are paid for each meeting day attended.

Director's Deferred Compensation Plan
Under the Director's Deferred Compensation Plan, Directors may elect to defer all or part of their retainer fee. Amounts deposited to a Deferred Compensation Interest Account receive an annual return based on the A-Utility Bond Rate with a minimum return no less than the prime interest rate published in The Wall Street Journal. Amounts deposited to a Company Stock Account, whether the cash portion or the stock portion of the Director's compensation, are treated as though invested in the common stock of the Company and will be credited with dividends, which will be reinvested. Annually, the Director may elect that the Deferred Compensation Account be paid in a lump sum or in annual installments for up to 10 years beginning in the year of or one tax year after retirement or resignation from the Board.

Director's Charitable Award Program
The Company maintains a Director's Charitable Award Program for the members of its Board of Directors beginning after three years of service. The purpose of the Program is to recognize the interest of the Company and its Directors in supporting worthy institutions and to enhance the Company's Director benefit program so that the Company is able to continue to attract and retain Directors of the highest caliber. Under the Program, when a Director dies, the Company will donate a total of $500,000 to one qualified charitable organization or divide that amount among a maximum of four qualified charitable organizations selected by the individual Director. The individual Director derives no financial benefit from the Program. All deductions for charitable contributions are taken by the Company, and the donations are funded by the Company through life insurance policies on the Directors. Over the life of the Program, all costs of donations and premiums on the life insurance policies, including a return of the Company's cost of funds, will be recovered through life insurance proceeds on the Directors. The Program, over its life, will not result in any material cost to the Company.

Director's Life Insurance Program
The Company maintains a split-dollar Director's Life Insurance Program for non-employee Directors, beginning after three years of service, which provides a maximum death benefit of $500,000 to each eligible Director. Under the split-dollar arrangement, Directors are provided a death benefit only and do not have any interest in the cash value of the policies. The Life Insurance Program is structured to pay a portion of the total death benefit to the Company to reimburse the Company for all costs of the program, including a return on its funds. The Life Insurance Program, over its life, will not result in any material cost to the Company. The imputed income allocations reported for each Director in 2002 under the Director's Life Insurance Program were as follows: A. B. Arends -- $50, J. L. Hanes -- $50, K. C. Lyall -- $448, J. D. Pyle -- $20, W. H. Stoppelmoor -- $948 and A. R. Weiler -- $50.

Pension Arrangements
Prior to April 1998, Mr. Lee Liu, a Director who will be retiring at the Annual Meeting, participated in the IES Industries Inc. retirement plan, which has been transferred to Alliant Energy Corporate Services.

Mr. Liu's benefits under the plan have been "grandfathered" to reflect the benefit plan formula in effect in April 1998. See "Retirement and Employee Benefit Plans -- IES Industries Pension Plan."

Alliant Energy Corporate Services also maintains a non-qualified Supplemental Retirement Plan ("SRP") for eligible former officers of IES Industries Inc. Mr. Liu participates in the SRP. The SRP generally provides for payment of supplemental retirement benefits equal to 75% of the officer's base salary in effect at the date of retirement, reduced by benefits receivable under the qualified retirement plan, for a period not to exceed 15 years following the date of retirement. The SRP also provides for certain death benefits to be paid to the officer's designated beneficiary and benefits if an officer becomes disabled under the terms of the qualified retirement plan.

                         OWNERSHIP OF VOTING SECURITIES


Listed in the following table are the number of shares of the Company's common stock beneficially owned by the executive officers listed in the Summary Compensation Table and all nominees and Directors of the Company, as well as the number of shares owned by Directors and executive officers as a group as of Feb. 28, 2003. The Directors and executive officers of the Company as a group owned 1.8% of the outstanding shares of common stock on that date. No individual Director or officer owned more than 1% of the outstanding shares of common stock on that date. To the Company's knowledge, no shareowner beneficially owned 5% or more of the Company's outstanding common stock as of Dec. 31, 2002.

                                                           SHARES
                                                        BENEFICIALLY
          NAME OF BENEFICIAL OWNER                       OWNED/(1)/
          ------------------------                     ------------
          Executives/(2)/
             William D. Harvey........................    135,155/(3)/
             James E. Hoffman.........................     96,846/(3)/
             Eliot G. Protsch.........................    139,443/(3)/
             Thomas M. Walker.........................     91,639/(3)/

          Director Nominees
             Erroll B. Davis, Jr......................    473,619/(3)/
             Robert W. Schlutz........................     16,791/(3)/
             Wayne H. Stoppelmoor.....................    133,935/(3)/

          Directors
             Alan B. Arends...........................      9,418/(3)/
             Jack B. Evans............................     36,363/(3)/
             Joyce L. Hanes/(4)/......................      8,585/(3)/
             Lee Liu/(4)/.............................    192,386/(3)/
             Katharine C. Lyall.......................     14,540
             Singleton B. McAllister..................      2,710
             David A. Perdue..........................      3,958/(3)/
             Judith D. Pyle...........................     13,043
             Anthony R. Weiler........................     15,409/(3)/

             All Executives and Directors as a Group
             23 people, including those listed above..  1,710,829/(3)/

/(1)/Total shares of Company common stock outstanding as of Feb. 28, 2003, were 92,658,243.

/(2)/Stock ownership of Mr. Davis is shown with the Directors.

/(3)/Included in the beneficially owned shares shown are indirect ownership interests with shared voting and investment powers: Mr. Davis -- 8,467, Mr. Evans -- 1,000, Ms. Hanes -- 604, Mr. Liu -- 19,755, Mr. Weiler -- 1,389,
    Mr. Harvey -- 2,595 and Mr. Protsch -- 783; shares of common stock held in deferred compensation plans: Mr. Arends -- 4,227, Mr. Davis -- 42,865, Mr. Evans -- 5,363, Ms. Hanes -- 200, Mr. Perdue -- 3,958, Mr. Schlutz -- 6,252, Mr. Weiler -- 4,228, Mr. Harvey -- 26,479, Mr. Hoffman -- 15,753,
    Mr. Protsch -- 32,388 and Mr. Walker -- 17,437 (all executive officers and Directors as a group -- 203,104); and stock options exercisable on or within 60 days of Feb. 28, 2003: Mr. Davis -- 388,778, Mr. Liu -- 148,849,
    Mr. Stoppelmoor -- 119,201, Mr. Harvey -- 87,403, Mr. Hoffman -- 72,953,
    Mr. Protsch -- 87,403 and Mr. Walker -- 70,637 (all executive officers and Directors as a group -- 1,231,041).

/(4)/Ms. Hanes and Mr. Liu will retire as Directors at the 2003 Annual Meeting.

                       COMPENSATION OF EXECUTIVE OFFICERS


The following Summary Compensation Table sets forth the total compensation paid by the Company and its subsidiaries to the Chief Executive Officer and the four other most highly compensated executive officers of the Company for all services rendered during 2002, 2001 and 2000.

                          SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------
                                                                             Long-Term
                                         Annual Compensation               Compensation
                                --------------------------------------------------------------
                                --------------------------------------------------------------
                                                                          Awards     Payouts
                                                                       -----------------------
                                                                       -----------------------
                                                                        Securities
                                                                        Underlying
         Name and                                      Other Annual      Options      LTIP       All Other
    Principal Position     Year Base Salary  Bonus   Compensation/(1)/ (Shares)/(2)/ Payouts  Compensation/(3)/
---------------------------------------------------------------------------------------------------------------
Erroll B. Davis, Jr.       2002  $685,000   $      0     $     0         151,687     $      0     $63,067
Chairman, President and    2001   683,269    489,364      11,265         108,592      359,605      50,284
Chief Executive Officer    2000   637,692    895,200      11,875         111,912      196,711      52,619
---------------------------------------------------------------------------------------------------------------
William D. Harvey          2002   282,500          0           0          26,642            0      25,307
Executive Vice President   2001   274,616    161,233       4,061          21,798       92,209      42,944
                           2000   264,615    206,541       4,234          21,063       47,474      42,230
---------------------------------------------------------------------------------------------------------------
James E. Hoffman           2002   282,500          0           0          26,642            0      28,480
Executive Vice President   2001   274,616    135,795           0          21,798       92,209      23,455
                           2000   264,615    233,147           0          21,063       47,474      22,094
---------------------------------------------------------------------------------------------------------------
Eliot G. Protsch           2002   282,500          0           0          26,642            0      22,448
Executive Vice President   2001   274,616    143,688         893          21,798       92,209      38,372
                           2000   264,615    214,942       1,423          21,063       47,474      38,058
---------------------------------------------------------------------------------------------------------------
Thomas M. Walker           2002   277,500          0           0          25,673            0      44,841
Executive Vice President & 2001   264,615    133,852           0          21,005       88,597       6,207
Chief Financial Officer    2000   254,616    190,026           0          20,268       47,474       6,166

/(1)/Other Annual Compensation consists of income tax gross-ups for reverse split-dollar life insurance.

/(2)/Awards made in 2002 were in addition to performance share awards as described in the table entitled "Long-Term Incentive Awards in 2002."

/(3)/The table below shows the components of the compensation reflected under this column for 2002:


      Erroll B. Davis, Jr. William D. Harvey James E. Hoffman Eliot G. Protsch Thomas M. Walker
-----------------------------------------------------------------------------------------------
 A.         $20,550             $ 7,825          $ 2,825          $ 8,475          $ 5,500
-----------------------------------------------------------------------------------------------
 B.          37,568              16,469           24,994           13,312           37,486
-----------------------------------------------------------------------------------------------
 C.           4,949               1,013              661              661            1,855
-----------------------------------------------------------------------------------------------
Total       $63,067             $25,307          $28,480          $22,448          $44,841

A. Matching contributions to 401(k) Plan and Deferred Compensation Plan

B. Reverse split-dollar life insurance

C. Life insurance coverage in excess of $50,000

                                 STOCK OPTIONS

The following table sets forth certain information concerning stock options granted during 2002 to the executives named below:
                          STOCK OPTION GRANTS IN 2002

                                                                      Potential Realizable Value at
                                                                      Assumed Annual Rates of
                                                                      Stock Price Appreciation for
                                    Individual Grants                    Option Term/(2)/
                     ------------------------------------------------------------------------------
                      Number of    % of Total
                     Securities     Options
                     Underlying    Granted to  Exercise of
                       Options    Employees in Base Price  Expiration
        Name         Granted/(1)/ Fiscal Year   ($/Share)     Date        5%             10%
---------------------------------------------------------------------------------------------------
Erroll B. Davis, Jr.   151,687        16.0%      $27.79     5/16/12   $6,866,870     $10,935,116
---------------------------------------------------------------------------------------------------
William D. Harvey       26,642         2.8%       27.79     5/16/12    1,206,083       1,920,622
---------------------------------------------------------------------------------------------------
James E. Hoffman        26,642         2.8%       27.79     5/16/12    1,206,083       1,920,622
---------------------------------------------------------------------------------------------------
Eliot G. Protsch        26,642         2.8%       27.79     5/16/12    1,206,083       1,920,622
---------------------------------------------------------------------------------------------------
Thomas M. Walker        25,673         2.7%       27.79     5/16/12    1,162,217       1,850,767

/(1)/Consists of non-qualified stock options to purchase shares of Company common stock granted pursuant to the Company's Equity Incentive Plan. Options were granted on May 16, 2002, and have a three-year vesting schedule pursuant to which one-third of the options will become exercisable on each of Jan. 1, 2003; Jan. 1, 2004; and Jan. 1, 2005. Upon a "change in control" of the Company as defined in the Plan or upon retirement, disability or death of the option holder, the options will become immediately exercisable.

/(2)/The hypothetical potential appreciation shown for the named executives is required by rules of the SEC. The amounts shown do not represent the historical or expected future performance of the Company's common stock. In order for the named executives to realize the potential values set forth in the 5% and 10% columns in the table above, the price per share of the Company's common stock would be $45.27 and $72.09, respectively, as of the expiration date of the options.

The following table provides information for the executives named below regarding the number and value of exercisable and unexercised options. None of the executives exercised options in fiscal year 2002.

                        OPTION VALUES AT DEC. 31, 2002

                         Number of Securities Underlying        Value of Unexercised In-the-Money Options
                         Unexercised Options at Fiscal Year End     at Year End/(1)/
                         --------------------------------------------------------------------------------
            Name         Exercisable        Unexercisable       Exercisable         Unexercisable
    -----------------------------------------------------------------------------------------------------
    ----------------------------------------                    --------------------
    Erroll B. Davis, Jr.   264,715             261,385              $0                   $0
    -----------------------------------------------------------------------------------------------------
    ----------------------------------------                    --------------------
    William D. Harvey       64,235              48,195               0                    0
    -----------------------------------------------------------------------------------------------------
    ----------------------------------------                    --------------------
    James E. Hoffman        49,785              48,195               0                    0
    -----------------------------------------------------------------------------------------------------
    ----------------------------------------                    --------------------
    Eliot G. Protsch        64,235              48,195               0                    0
    -----------------------------------------------------------------------------------------------------
    Thomas M. Walker        48,322              46,432               0                    0

/(1)/Based on the closing per share price of Company common stock on Dec. 31, 2002.

                           LONG-TERM INCENTIVE AWARDS

The following table provides information concerning long-term incentive awards made to the executives named below in 2002.

                      LONG-TERM INCENTIVE AWARDS IN 2002

    -----------------------------------------------------------------------------
                                                   Estimated Future Payouts Under
                                                   Non-Stock Price-Based Plans
                                                   ------------------------------
                          Number of   Performance
                           Shares,      or Other
                           Units or   Period Until
                         Other Rights  Maturation  Threshold   Target   Maximum
            Name           (#)/(1)/    or Payout      (#)       (#)       (#)
    -----------------------------------------------------------------------------
    Erroll B. Davis, Jr.    29,579      1/01/05     14,790     29,579   59,158
    -----------------------------------------------------------------------------
    -----------------------------------------------------------------------------
    William D. Harvey        5,937      1/01/05      2,969      5,937   11,874
    -----------------------------------------------------------------------------
    -----------------------------------------------------------------------------
    James E. Hoffman         5,937      1/01/05      2,969      5,937   11,874
    -----------------------------------------------------------------------------
    -----------------------------------------------------------------------------
    Eliot G. Protsch         5,937      1/01/05      2,969      5,937   11,874
    -----------------------------------------------------------------------------
    -----------------------------------------------------------------------------
    Thomas M. Walker         5,721      1/01/05      2,861      5,721   11,442
    -----------------------------------------------------------------------------

/(1)/Consists of performance shares awarded under the Company's Long-Term
     Equity Incentive Plan. The payout from the performance shares is based on two equally-weighted performance components: the Company's three-year Total Shareowner Return (TSR) relative to an investor-owned utility peer group, and annualized earnings per share growth versus internally set performance hurdles contained in the Alliant Energy Strategic Plan during the performance cycle ending Dec. 31, 2004. Payouts are subject to modification pursuant to a performance multiplier that ranges from 0 to 2.00, and will be made in shares of Company common stock or a combination of common stock and cash.

                               CERTAIN AGREEMENTS


Mr. Davis has an employment agreement with the Company, pursuant to which he will serve as the Chairman, President and Chief Executive Officer of the Company until the expiration of the current term of the agreement on April 21, 2004. Thereafter, the agreement will automatically renew for successive one-year terms, unless either Mr. Davis or the Company gives prior written notice of his or its intent to terminate the agreement. Mr. Davis will also serve as the Chief Executive Officer and a Director of each subsidiary of the Company during the term of his employment agreement. Pursuant to Mr. Davis' employment agreement, he is paid an annual base salary of not less than $450,000. Mr. Davis' current salary under his employment agreement is $685,000. Mr. Davis also has the opportunity to earn short-term and long-term incentive compensation (including stock options, restricted stock and other long-term incentive compensation) and receive supplemental retirement benefits (including continued participation in the WP&L Executive Tenure Compensation Plan) and life insurance providing a death benefit of three times his annual salary. If the employment of Mr. Davis is terminated without cause (as defined in the employment agreement) or if Mr. Davis terminates his employment for good reason (as defined in the employment agreement), the Company or its affiliates will continue to provide the compensation and benefits called for by the employment agreement through the end of the term of such employment agreement (with incentive compensation based on the maximum potential awards and with any stock compensation paid in cash), and all unvested stock compensation will vest immediately. If Mr. Davis dies or becomes disabled, or terminates his employment without good reason, during the term of his respective employment agreement, the Company or its affiliates will pay to Mr. Davis or his beneficiaries or estate all compensation earned through the date of death, disability or such termination (including previously deferred compensation and pro rata incentive compensation based upon the maximum potential awards). If Mr. Davis is terminated for cause, the Company or its affiliates will pay his base salary through the date of termination plus any previously deferred compensation. Under Mr. Davis' employment agreement, if any payments thereunder constitute an excess parachute payment under the Internal Revenue Code (the "Code"), the Company will pay to Mr. Davis the amount necessary to offset the excise tax and any applicable taxes on this additional payment.

The Company currently has in effect key executive employment and severance agreements (the "KEESAs") with certain executive officers and key employees of the Company (including Messrs. Davis, Harvey, Hoffman, Protsch and Walker). The KEESAs provide that each executive officer who is a party thereto is entitled to benefits if, within a period of up to three years (depending on which executive is involved) after a change in control of the Company (as defined in the KEESAs) (the "Employment Period"), the officer's employment is ended through (a) termination by the Company, other than by reason of death or disability or for cause (as defined in the KEESAs); or (b) termination by the officer due to a breach of the agreement by the Company or a significant change in the officer's responsibilities; or (c) in the case of Mr. Davis' agreement, termination by Mr. Davis following the first anniversary of the change of control. The benefits provided are (a) a cash termination payment of up to three times (depending on which executive is involved) the sum of the officer's annual salary and his or her average annual bonus during the three years before the termination; and (b) continuation for up to the end of the Employment Period of equivalent hospital, medical, dental, accident and life insurance coverage as in effect at the time of termination. Each KEESA for executive officers below the level of Executive Vice President provides that if any portion of the benefits under the KEESA or under any other agreement for the officer would constitute an excess parachute payment for purposes of the Code, benefits will be reduced so that the officer will be entitled to receive $1 less than the maximum amount which he or she could receive without becoming subject to the 20% excise tax imposed by the Code on certain excess parachute payments, or which the Company may pay without loss of deduction under the Code. The KEESAs for the Chief Executive Officer and the Executive Vice Presidents (including Messrs. Davis, Harvey, Hoffman, Protsch and Walker) provide that if any payments thereunder or otherwise constitute an excess parachute payment, the Company will pay to the appropriate officer the amount necessary to offset the excise tax and any additional taxes on this additional payment. Mr. Davis' employment agreement as described above limits benefits paid thereunder to the extent that duplicate payments would be provided to him under his KEESA.

                     RETIREMENT AND EMPLOYEE BENEFIT PLANS


Alliant Energy Cash Balance Pension Plan
Salaried employees (including officers) of the Company are eligible to participate in the Alliant Energy Cash Balance Pension Plan (the "Pension Plan") maintained by Alliant Energy Corporate Services. The Pension Plan bases a participant's defined benefit pension on the value of a hypothetical account balance. For individuals participating in the Pension Plan as of Aug. 1, 1998, a starting account balance was created equal to the present value of the benefit accrued as of Dec. 31, 1997, under the applicable prior benefit formula. In addition, such individuals received a special one-time transition credit amount equal to a specified percentage varying with age multiplied by credited service and pay. For 1998 and thereafter, a participant receives annual credits to the account equal to 5% of base pay (including certain incentive payments, pre-tax deferrals and other items), plus an interest credit on all prior accruals equal to 4%, plus a potential share of the gain on the investment return on assets in the trust investment for the year.

The life annuity payable under the Pension Plan is determined by converting the hypothetical account balance credits into annuity form. Individuals who were participants in the Pension Plan on Aug. 1, 1998, are in no event to receive any less than what would have been provided under the prior formula that was applicable to them, had it continued, if they terminate on or before Aug. 1, 2008, and do not elect to commence benefits before the age of 55.

All of the individuals listed in the Summary Compensation Table participate in the Plan and are "grandfathered" under the applicable prior plan benefit formula. Because their estimated benefits under the applicable prior plan benefit formula are higher than under the Pension Plan formula, utilizing current assumptions, their benefits would currently be determined by the applicable prior plan benefit formula. The following tables illustrate the estimated annual benefits payable upon retirement at age 65 under the applicable prior plan formula based on average annual compensation and years of service. To the extent benefits under the Plan are limited by tax law, any excess will be paid under the Unfunded Excess Plan described below.

WP&L Plan A Prior Formula -- One of the applicable prior plan formulas provided retirement income based on years of credited service and final average compensation for the 36 highest consecutive months, with a reduction for Social Security offset. The individuals listed in the Summary Compensation Table covered by this formula are Messrs. Davis, Protsch and Harvey. The benefits would be as follows:

                     WP&L Plan A Prior Plan Formula Table

                             Annual Benefit After Specified Years in Plan
                             --------------------------------------------
                  Average
                   Annual
                Compensation    15          20         25        30+
                ------------  --------    --------   --------   --------
                $  200,000   $ 55,000    $ 73,333   $ 91,667   $110,000
                   300,000     82,500     110,000    137,500    165,000
                   400,000    110,000     146,667    183,333    220,000
                   500,000    137,500     183,333    229,167    275,000
                   600,000    165,000     220,000    275,000    330,000
                   700,000    192,500     256,667    320,833    385,000
                   800,000    220,000     293,333    366,667    440,000
                   900,000    247,500     330,000    412,500    495,000
                 1,000,000    275,000     366,667    458,333    550,000
                 1,100,000    302,500     403,333    504,167    605,000

For purposes of the Pension Plan, compensation means payment for services rendered, including vacation and sick pay, and is substantially equivalent to the salary amounts reported in the Summary Compensation Table. Pension Plan benefits depend upon length of Pension Plan service (up to a maximum of 30 years), age at retirement and amount of compensation (determined in accordance with the

Pension Plan) and are reduced by up to 50% of Social Security benefits. The estimated benefits in the table above do not reflect the Social Security offset. The estimated benefits are computed on a straight-life annuity basis. Benefits will be adjusted if the employee receives one of the optional forms of payment. Credited years of service under the Pension Plan for covered persons named in the Summary Compensation Table are as follows: Erroll B. Davis, Jr., 23 years; Eliot G. Protsch, 23 years; and William D. Harvey, 15 years.

IES Industries Pension Plan Prior Formula -- Another of the applicable prior plan formulas provided retirement income based on years of service and final average compensation for the highest consecutive 36 months out of the last 10 years of employment. The individuals listed in the Summary Compensation Table covered by this formula are Messrs. Hoffman and Walker. The benefits would be as follows:

                IES Industries Pension Plan Prior Formula Table

                        Annual Benefit After Specified Years in Plan
                        --------------------------------------------
             Average
              Annual
           Compensation    15       20       25       30       35
           ------------ -------- -------- -------- -------- --------
            $200,000    $ 43,541 $ 58,056 $ 72,570 $ 87,083 $101,597
             300,000      66,792   89,056  111,320  133,583  155,847
             400,000      90,042  120,056  150,070  180,083  210,097
             500,000     113,292  151,056  188,820  226,583  264,347
             600,000     136,542  182,056  227,569  273,083  318,597

For purposes of the Pension Plan, compensation means payment for services rendered, including vacation and sick pay, and is substantially equivalent to the salary amounts reported in the Summary Compensation Table. Pension Plan benefits depend upon length of Pension Plan service (up to a maximum of 35 years), age at retirement and amount of compensation (determined in accordance with the Pension Plan). The estimated benefits are computed on a straight-life annuity basis. Benefits will be adjusted if the employee receives one of the optional forms of payment. Credited years of service under the Pension Plan for covered persons named in the Summary Compensation Table are as follows: Mr. Hoffman, seven years and Mr. Walker, six years.

Unfunded Excess Plan
Alliant Energy Corporate Services maintains an Unfunded Excess Plan that provides funds for payment of retirement benefits above the limitations on payments from qualified pension plans in those cases where an employee's retirement benefits exceed the qualified plan limits. The Unfunded Excess Plan provides an amount equal to the difference between the actual pension benefit payable under the Pension Plan and what such pension benefit would be if calculated without regard to any limitation imposed by the Code on pension benefits or covered compensation.

Unfunded Executive Tenure Compensation Plan
Alliant Energy Corporate Services maintains an Unfunded Executive Tenure Compensation Plan to provide incentive for selected key executives to remain in the service of the Company by providing additional compensation that is payable only if the executive remains with the Company until retirement (or other termination if approved by the Board of Directors). In the case of the Chief Executive Officer only, in the event that the Chief Executive Officer (a) is terminated under his employment agreement with the Company as described above other than for cause, death or disability (as those terms are defined in the employment agreement); (b) terminates his employment under the employment agreement for good reason (as such term is defined in the employment agreement); or (c) is terminated as a result of a failure of the employment agreement to be renewed automatically pursuant to its terms (regardless of the reason for such non-renewal), then for purposes of the Plan, the Chief Executive Officer shall be deemed to have retired at age 65 and shall be entitled to benefits under the Plan. Any participant in the Plan must be approved by the Board of Directors. Mr. Davis was the only active participant in the Plan as of Dec. 31, 2002. The Plan provides for monthly payments to a participant after retirement (at or after age 65, or with Board approval, prior to age 65) for 120 months. The payments will be equal to 25% of the participant's highest average salary for any consecutive 36-month period. If a participant dies prior to retirement or before 120 payments have been made, the participant's beneficiary will receive monthly payments equal to 50% of such amount for 120 months in the case of death before retirement or, if the participant dies after retirement, 50% of such amount for the balance of the 120 months. Annual benefits of $171,250 would be payable to Mr. Davis upon retirement, assuming he continues in Alliant Energy Corporate Services' service until retirement at the same salary as was in effect on Dec. 31, 2002.

Supplemental Executive Retirement Plan
The Company maintains an unfunded Supplemental Executive Retirement Plan ("SERP") to provide incentive for key executives to remain in the service of the Company by providing additional compensation that is payable only if the executive remains with the Company until retirement, disability or death. While the SERP provides different levels of benefits depending on the executive covered, this summary reflects the terms applicable to all of the individuals listed in the Summary Compensation Table. Participants in the SERP must be approved by the Compensation and Personnel Committee of the Board. The SERP provides for payments of 60% of the participant's average annual earnings (base salary and bonus) for the highest paid three years out of the last 10 years of the participant's employment reduced by the sum of benefits payable to the officer from the officer's defined benefit plan and the Unfunded Excess Plan. The normal retirement date under the SERP is age 62 with at least 10 years of service and early retirement is at age 55 with at least 10 years of service. If a participant retires prior to age 62, the 60% payment under the SERP is reduced by 3% per year for each year the participant's retirement date precedes his or her normal retirement date. The actuarial reduction factor will be waived for participants who have attained age 55 and have a minimum of 10 years of service in a senior executive position with the Company after April 21, 1998. At the timely election of the participant, benefits under the SERP will be made in a lump sum, in installments over a period of up to 10 years, or for the lifetime of the participant. If the lifetime benefit is selected and the participant dies prior to receiving 12 years of payments, payments continue to any surviving spouse or dependent children of a deceased participant who dies while still employed by the Company, payable for a maximum of 12 years. A post-retirement death benefit of one times the participant's final average earnings at the time of retirement will be paid to the designated beneficiary. Messrs. Davis, Harvey, Hoffman, Protsch and Walker are participants in the SERP. The following table shows the amount of retirement payments under the SERP, assuming a minimum of 10 years of service at retirement age and payment in the annuity form.

                 Supplemental Executive Retirement Plan Table

              Average    Annual Benefit After Specified Years in Plan
               Annual    -------------------------------------------
            Compensation (less than)10 Years  (greater than)10 Years*
            ------------ -------------------  -----------------------
            $  200,000            0                  $120,000
               300,000            0                   180,000
               400,000            0                   240,000
               500,000            0                   300,000
               600,000            0                   360,000
               700,000            0                   420,000
               800,000            0                   480,000
               900,000            0                   540,000
             1,000,000            0                   600,000
             1,100,000            0                   660,000

----------
* Reduced by the sum of the benefit payable from the applicable defined benefit pension plan and the Unfunded Excess Plan.

Key Employee Deferred Compensation Plan
The Company maintains an unfunded Key Employee Deferred Compensation Plan under which participants may defer up to 100% of base salary, incentive compensation and eligible SERP payments. Participants who have made the maximum allowed contribution to the Company-sponsored 401(k) Plan may receive an additional credit to the Deferred Compensation Plan. The credit will be equal to 50% of the lesser of (a) the amount contributed to the 401(k) Plan plus the amount deferred under this Plan; or (b) 6% of base salary, reduced by the amount of any matching contributions in the 401(k) Plan. The employee may elect to have his or her deferrals credited to an Interest Account or a

Company Stock Account. Deferrals and matching contributions to the Interest Account receive an annual return based on the A-Utility Bond Rate with a minimum return no less than the prime interest rate published in The Wall Street Journal, provided that the return may not be greater than 12% or less than 6%. Deferrals and matching contributions credited to the Company Stock Account are treated as though invested in the common stock of the Company and will be credited with dividends, which will be reinvested. The shares of common stock identified as obligations under the Plan are held in a rabbi trust. Payments from the Plan may be made in a lump sum or in annual installments for up to 10 years at the election of the participant. Participants are selected by the Chief Executive Officer of Alliant Energy Corporate Services. Messrs. Davis, Harvey, Hoffman, Protsch and Walker are participants in the Plan.

                    REPORT OF THE COMPENSATION AND PERSONNEL
                      COMMITTEE ON EXECUTIVE COMPENSATION

To Our Shareowners:
The Compensation and Personnel Committee (the "Committee") of the Board of Directors of the Company is currently comprised of four non-employee Directors. The Committee assesses the effectiveness and competitiveness of, approves the design of and administers executive compensation programs within a consistent total compensation framework for the Company. The Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters. To support it in carrying out its mission, the Committee engages an independent consultant to provide assistance.

The Committee is committed to implementing an overall compensation program for executives that furthers the Company's mission. Therefore, the Committee adheres to the following compensation policies, which are intended to facilitate the achievement of the Company's business strategies:

  . Executive management compensation (and particularly, long-term incentive compensation) should be closely and strongly aligned with the long-term interests of the Company's shareowners.

  . Total compensation should enhance the Company's ability to attract, retain and encourage the development of exceptionally knowledgeable and experienced executives, upon whom, in large part, the successful operation and management of the Company depends.

  . Base salary levels should be targeted at a competitive market range of base salaries paid to executives of comparable companies. Specifically, the Committee targets the median (50th) percentile of base salaries paid by a selected group of utility and general industry companies.

  . Incentive compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is consistent with meeting predetermined Company, subsidiary, business unit and individual performance goals. In addition, the Committee targets incentive levels at the median (50th percentile) of incentive compensation paid by a selected group of utility and general industry companies.

Components of Compensation
The major elements of the Company's executive compensation program are base salary, short-term (annual) incentives and long-term (equity) incentives. These elements are addressed separately below. In setting the level for each major component of compensation, the Committee considers all elements of an executive's total compensation package, including employee benefit and perquisite programs. The Committee's goal is to provide an overall compensation package for each executive officer that is competitive to the packages offered other similarly situated executives. The Committee has determined that total executive compensation at target levels, including that for Mr. Davis, is in line with competitive compensation of the comparison group of companies.

Base Salaries
The Committee annually reviews each executive's base salary. Base salaries are targeted at a competitive market range (i.e., at the median level) when comparing both utility and non-utility (general industry) data. The Committee annually adjusts base salaries to recognize changes in the market, varying levels of responsibility, prior experience and breadth of knowledge. Increases to base salaries are driven primarily by market adjustments for a particular salary level, which generally limits across-the-board increases. The Committee does not consider individual performance factors in setting base salaries. The Committee reviewed executive salaries for market comparability using utility and general industry data contained in compensation surveys published by Edison Electric Institute, American Gas Association and several compensation consulting firms. Based on the foregoing and market conditions, the Committee established the annual salary for Mr. Davis at $685,000 for the 2002 fiscal year.

In consideration of industry conditions and Company performance, the Committee determined that the Chief Executive Officer and the Executive Vice Presidents would not receive a base salary increase for 2003.

Short-Term Incentives
The Company's short-term (annual) incentive program promotes the Committee's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses tied to the achievement of Company, subsidiary, business unit and individual performance goals. Annual bonus opportunities allow the Committee to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The Committee on an annual basis reviews and approves the program's performance goals, the relative weight assigned to each goal and the targeted and maximum award levels. A description of the short-term incentive programs available during 2002 to executive officers follows.

Alliant Energy Corporation Management Incentive Compensation Plan -- In 2002, the Alliant Energy Corporation Management Incentive Compensation Plan (the "MICP") covered executives and was based on achieving annual targets in Company performance that included earnings per share ("EPS"), safety, diversity and environmental targets for the utility businesses, and business unit and individual performance goals. Target and maximum bonus awards under the MICP in 2002 were set at the median of the utility and general industry market levels. The Committee considered these targets to be achievable, but to require above-average performance from each of the executives. The level of performance achieved in each category determines actual payment of bonuses, as a percentage of annual salary. Weighting factors are applied to the percentage achievement under each category to determine overall performance. If a pre-determined EPS target is not met, there is no bonus payment associated with the MICP. If the threshold performance for any other performance target is not reached, there is no bonus payment associated with that particular category. Once the designated maximum performance is reached, there is no additional payment for performance above the maximum level. The actual percentage of salary paid as a bonus, within the allowable range, is equal to the weighted average percent achievement for all the performance categories. Potential MICP awards range from 0% to 100% of annual salary for eligible executives other than Mr. Davis.

In 2002, Mr. Davis was covered by the MICP. Awards for Mr. Davis under the MICP in 2002 were based on corporate and strategic goal achievement in relation to predetermined goals. For each plan year, the Committee determines the performance apportionment for Mr. Davis. In 2002, that apportionment was 80% for corporate performance and 20% for strategic goal performance. Company performance is measured based on Company-wide EPS, environmental, diversity and safety targets established at the beginning of the year. Strategic goals are measured based on the achievement of certain specific goals, which included strategy development and implementation, established for Mr. Davis by the Committee. The 2002 MICP award range for Mr. Davis was from 0% to 150% of annual salary.

Because the EPS goal was not achieved, there was no payout from the MICP for performance for the year ended Dec. 31, 2002.

Due to industry and market conditions and the Company's performance, the Committee determined that the Chief Executive Officer and Executive Vice Presidents will participate in the MICP, but will not receive MICP awards, if earned, for 2003 plan year performance.

Long-Term Incentives
The Committee strongly believes compensation for executives should include long-term, at-risk pay to strengthen the alignment of the interests of the shareowners and management. In this regard, the Alliant Energy Corporation Long-Term Equity Incentive Plan and the Alliant Energy Corporation 2002 Equity Incentive Plan each permits grants of stock options, restricted stock and performance units/shares with respect to the Company's common stock. The Committee believes that the incentive plans balance the Company's annual compensation programs by emphasizing compensation based on the long-term, successful performance of the Company from the perspective of the Company's shareowners. A description of the long-term incentive programs available during 2002 to executive officers under the Alliant Energy Corporation Long-Term Equity Incentive Plan and the Alliant Energy Corporation 2002 Equity Incentive Plan is set forth below.

Alliant Energy Corporation Long-Term Incentive Program -- The Alliant Energy Corporation Long-Term Incentive Program covered executives and consisted of the following components in 2002: non-qualified stock options and performance shares. Non-qualified stock options provide a reward that is directly tied to the benefit shareowners receive from increases in the price of the Company's common stock. The payout from the performance shares is based on two equally-weighted performance components: the Company's three-year total return to shareowners relative to an investor-owned utility peer group
(TSR), and annualized EPS growth versus internally set performance hurdles contained in the Alliant Energy Strategic Plan. Thus, the two components of the Long-Term Incentive Program (i.e., stock options and performance shares) provide incentives for management to produce superior shareowner returns on both an absolute and relative basis. During 2002, the Committee made a grant of stock options and performance shares to various executive officers, including Messrs. Davis, Harvey, Hoffman, Protsch and Walker. All option grants had per share exercise prices equal to the fair market value of a share of Company common stock on the day following the date the grants were approved. Options vest on a one-third basis at the beginning of each calendar year after grant and have a 10-year term from the date of the grant. Executives in the Alliant Energy Corporation Long-Term Incentive Program were also granted performance shares. Performance shares will be paid out in a combination of common stock and cash. The award will be modified by a performance multiplier, which ranges from 0 to 2.00 based on Company performance.

In determining actual award levels under the Alliant Energy Corporation Long-Term Incentive Program, the Committee was primarily concerned with providing a competitive total compensation opportunity level to officers. As such, award levels (including awards made to Mr. Davis) were based on a competitive analysis of similarly sized utility companies that took into consideration the market level of long-term incentives, as well as the competitiveness of the total compensation package. The Committee then established award ranges and individual award levels based on responsibility level and market competitiveness. No corporate or individual performance measures were reviewed in connection with the awards of options and performance shares. Award levels were targeted to the median of the range of such awards paid by comparable companies. The Committee did not consider the amounts of options and performance shares already outstanding or previously granted when making awards for 2002. Mr. Davis' awards in 2002 under the Long-Term Incentive Program are shown in the tables under "Stock Option Grants in 2002" and "Long-Term Incentive Awards in 2002."

Due to the EPS and TSR goals not being achieved, there was no payout for the performance share portion of the Long-Term Incentive Program's three-year cycle that ended in Dec. 2002.

Share Ownership Guidelines
The Company has established share ownership guidelines for executive officers as a way to better align the financial interests of its officers with those of its shareowners. These officers are expected to make continuing progress toward compliance with these guidelines and to comply fully with the guidelines. In 2002, the Committee initiated a review of the share ownership guidelines and has modified the ownership guidelines to target a specified number of shares rather than a multiple of base salary. Under these guidelines, the requisite ownership numbers are 85,000 shares for the Chief Executive Officer, 36,000 shares for Executive Vice Presidents, and 12,000 shares for Vice Presidents. Attainment of these ownership levels will be reviewed regularly by the Committee. The Chief Executive Officer retains the right to grant special dispensation for hardship, promotions or new hires.

Policy with Respect to the $1 Million Deduction Limit
Section 162(m) of the Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based on the Committee's commitment to link compensation with performance as described in this report, the Committee intends to qualify future compensation paid to the Company's executive officers for deductibility by the Company under
Section 162(m) except in limited appropriate circumstances.

Conclusion
The Committee believes the existing executive compensation policies and programs provide an appropriate level of competitive compensation for the Company's executives. In addition, the Committee believes that the long- and short-term performance incentives effectively align the interests of executives and shareowners toward a successful future for the Company.

COMPENSATION AND PERSONNEL COMMITTEE
Judith D. Pyle (Chairperson)
Alan B. Arends
Jack B. Evans
David A. Perdue

                         REPORT OF THE AUDIT COMMITTEE


To Our Shareowners:
The Audit Committee (the "Committee") of the Board of Directors of the Company is composed of five independent Directors, each of whom is independent as defined in the New York Stock Exchange's listing standards. The Committee operates under a written charter adopted by the Board of Directors. The Audit Committee Charter of the Company as amended by the Board of Directors on March 19, 2003, is attached as Appendix A to this proxy statement. Under the Charter, among other things, the Committee is responsible for the appointment, compensation and oversight of the Company's independent auditors.

The Company's management ("management") is responsible for the Company's internal controls and the financial reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Company's independent auditors have provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors their independence. The Committee pre-approves all audit and non-audit services to be provided by the independent auditors.

The fees the Company paid to its independent auditors for 2001 and 2002 were as follows:

                                          2001         2002
                                       ---------- ----------
              Audit Fees.............. $1,194,000 $2,843,000/(1)/
              Audit Related Fees/ (2)/    146,000     19,000
              Tax Fees /(3)/..........    491,000  1,125,000
              All Other Fees /(4)/....     36,000    297,000

----------
/(1)/ Includes approximately $1.4 million for 2000 and 2001 re-audit fees.

/(2)/ Audit Related Fees consisted of the fees billed for employee benefits plan audits, attest services required by statute or regulations and, in 2001 only, due diligence related to acquisitions and consultations concerning financial accounting and reporting not classified as audit fees.

/(3)/ Tax Fees consisted of the fees billed for professional services rendered for tax compliance, tax advice and tax planning, including all services performed by the professional staff in the independent auditors' tax division, except those rendered in connection with the audit.

/(4)/ All Other Fees in 2001 and 2002 consisted of fees for generation strategy consultation; in 2001 only, a human resource project; and in 2002 only, the license fee for a tax software product.

The Committee discussed with the Company's internal and independent auditors the overall scopes and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls and overall quality of the Company's financial reporting.

Based on the Committee's reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2002, for filing with the SEC.

AUDIT COMMITTEE
Jack B. Evans (Chairperson)
Alan B. Arends
Katharine C. Lyall
Singleton B. McAllister
David A. Perdue

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Rules of the SEC require that the Company show a graphical comparison of the total return on its common stock for the last five fiscal years with the total returns of a broad market index and a more narrowly focused industry or group index. (Total return is defined as the return on common stock including dividends and stock price appreciation, assuming reinvestment of dividends.) The Company has selected the Standard & Poor's (S&P) 500 Index for the broad market index and the S&P 500 Utilities Index as the industry index. These indices were selected because of their broad availability and recognition. The following chart compares the total return of an investment of $100 in Company common stock on Dec. 31, 1997, with like returns for the S&P 500 and S&P 500 Utilities indices. Pursuant to SEC rules, the table reflects only information regarding the common stock of the Company.

                  [CHART]

     Cumulative Total Shareholder Return
         Alliant Energy Corporation

        Alliant
        Energy           S&P          S&P
      Corporation     Utilities       500
        (LNT)           Index        Index
1997   $100.00         $100.00      $100.00
1998    103.81          114.84       128.58
1999     94.90          104.29       155.63
2000    117.78          163.93       141.46
2001    119.88          114.04       124.65
2002     71.56           79.83        97.10

                                                    Dec. 31,
                                 ------- ------- ------- ------- ------- ------
                                  1997    1998    1999    2000    2001    2002
-------------------------------- ------- ------- ------- ------- ------- ------
Alliant Energy Corporation (LNT) $100.00 $103.81 $ 94.90 $117.78 $119.88 $71.56
-------------------------------- ------- ------- ------- ------- ------- ------
S&P Utilities Index               100.00  114.84  104.29  163.93  114.04  79.83
-------------------------------- ------- ------- ------- ------- ------- ------
S&P 500 Index                     100.00  128.58  155.63  141.46  124.65  97.10

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and certain officers to file reports of ownership and changes in ownership of the Company's common stock and subsidiary preferred stock with the SEC and the New York Stock Exchange. As a matter of practice, the Company's Shareowner Services Department assists the Company's reporting persons in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. The Company is required to disclose in this proxy statement the failure of reporting persons to file these reports when due. Based on the written representations of the reporting persons and on copies of the reports filed with the SEC, the Company believes that all reporting persons of the Company satisfied these filing requirements except as follows. The following officers failed to file a Form 5 for one transaction in 2002 and had one late Form 4 for one transaction in Jan. 2003: Thomas L. Aller, Charles Castine, Dundeana K. Doyle, William D. Harvey, James E. Hoffman, John
E. Kratchmer, Daniel L. Mineck, John K. Peterson, Eliot G. Protsch, Barbara J. Swan, Thomas M. Walker, Pamela J. Wegner and Kim K. Zuhlke.

The following officers had one late Form 4 for one transaction in 2003: F. J. Buri, Vern A. Gebhart, Jr., Michael P. Maley, Joseph E. Shefchek and Barbara A. Siehr. Thomas L. Hanson, an officer of the Company, had one late Form 4 for one transaction in 2002 and one late Form 4 for one transaction in Jan. 2003. Edward M. Gleason, a former officer of the Company, failed to file a Form 5 for one transaction in 2002. The following Directors failed to file a Form 5 for one transaction in 2002: Alan B. Arends, Joyce L. Hanes, David A. Perdue, Robert W. Schlutz and Anthony R. Weiler. Jack B. Evans, a Director of the Company, failed to file a Form 5 for one transaction in 2002 and had one late Form 4 for one transaction in 2002. Erroll B. Davis, Jr., a Director and officer of the Company, failed to file a Form 5 for one transaction in 2002, had one late Form 4 for one transaction in 2002 and had one late Form 4 for one transaction in Jan. 2003.



By Order of the Board of Directors,


/s/ F. J. Buri

F. J. Buri
Corporate Secretary

                      APPENDIX A--AUDIT COMMITTEE CHARTER


Purposes and Role of Committee
The purposes of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Alliant Energy Corporation (the "Company") are to: (1) assist Board oversight of (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditors' qualifications and independence, and (d) the performance of the Company's internal audit function and independent auditors; and (2) prepare the report that Securities and Exchange Commission ("Commission") rules require to be included in the Company's annual proxy statement.

The role of the Committee is oversight. Management and the internal auditing department are responsible for maintaining and evaluating appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the financial statements and assessing the Company's internal controls.

Committee Membership
The Committee shall consist of three or more members of the Board, each of whom satisfies the requirements for independence and experience under Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), Commission rules and the listing standards of the New York Stock Exchange (the "NYSE"). The Board will endeavor to ensure that at least one Committee member shall qualify as an "audit committee financial expert" as defined by SEC rules. Committee members may not serve on audit committees of more than two other public companies. Committee members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations
The Board shall designate one member of the Committee as its Chair. The Committee shall meet in formal session at least three times each year and, in addition, hold quarterly meetings with the independent auditors and management to discuss the annual audited financial statements and the quarterly earnings releases. Additional meetings shall be held when deemed necessary or desirable by a majority of the Committee or its Chair. The Committee will meet periodically in executive session without management present.

A majority of the Committee members currently holding office constitutes a quorum for the transaction of business. The Committee may take action only upon the affirmative vote of a majority of the Committee members present at a duly held meeting. The Committee may meet in person or telephonically, and may act by unanimous written consent. The Committee may invite such members of management to its meetings as it deems desirable or appropriate.

Committee Duties
The duties of the Committee are to:

    1. Be directly responsible for the appointment (including the sole authority to approve all audit engagement fees and terms, as well as significant non-audit engagements), termination, compensation and oversight of the Company's independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors must report directly to the Committee.

    2. Pre-approve all audit services and permitted non-audit services to be performed by the independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit. The Committee may delegate authority to grant pre-approvals of audit services and permitted non-audit services to subcommittees consisting of one or more of its members, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

    3. Review with the independent auditors the scope of the prospective audit, the estimated fees therefore and such other matters pertaining to such audit as the Committee may deem appropriate. Receive copies of the annual comments from the independent auditors on accounting procedures and systems of control. Recommend to the Board the acceptance of such audits that are accompanied by certification.

    4. Review and discuss with management and the independent auditors, before filing with the Commission, the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

    5. Discuss with management and the independent auditors the Company's earnings press releases (including the use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

    6. Discuss with management, the internal auditing department and the independent auditors: (1) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (2) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

    7. Review and discuss quarterly reports from the independent auditors on: all critical accounting policies and practices to be used; all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the preferred treatment by the independent auditors; other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

    8. Review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any audit problems or difficulties and management's response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The review shall include a discussion of the responsibilities, budget and staffing of the Company's internal audit function.

    9. Review the action taken by management on the internal auditors' and independent auditors' recommendations.

    10.Review with the senior internal audit executive the annual internal audit plan and scope of internal audits.

    11.Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

    12.Review the appointment, reassignment and replacement of the senior internal audit executive.

    13.Set clear policies for hiring by the Company of employees or former employees of the independent auditors.

    14.Meet privately, on a periodic basis, with the independent auditors, the internal auditors and members of management as appropriate.

    15.Review disclosures made to the Committee by the Company's Chief
       Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

    16.Review with management, the independent auditors and the senior internal audit executive the adequacy of, and any significant changes in, the internal controls; the accounting policies, procedures or practices of the Company and its subsidiaries; and compliance with corporate policies, directives and applicable laws.

    17.Annually receive from and discuss with the independent auditors a written statement delineating all relationships between the auditors and the Company that may have a bearing on the auditors' independence.

    18.Obtain and review, at least annually, a report by the independent auditors describing: the independent auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent auditors and the Company. Evaluate the qualifications, performance and independence of the independent auditors taking into account the opinions of management and the internal auditors. The Committee shall present its conclusions with respect to the independent auditors to the Board.

    19.Review and evaluate the lead partner of the independent auditors.

    20.Ensure the rotation of audit partners as required by Commission rules.
       Consider whether, in order to ensure continuing auditor independence, there should be regular rotation of the audit firm itself.

    21.Establish procedures for the receipt and handling of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company and its affiliates of concerns regarding questionable accounting, internal control or auditing matters.

    22.Review the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to the Company, the scope and status of systems designed to ensure Company compliance with laws, regulations and internal procedures.

    23.Discuss with management the Company's policies with respect to risk assessment and risk management, the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

    24.Conduct or authorize investigations into any matters within the Committee's scope of responsibility, consistent with procedures to be adopted by the Committee.

    25.As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

    26.Review and assess the adequacy of this charter at least annually, and recommend any amendments it deems appropriate to the Board for approval.

Committee Reports
    1. Report to the Board on a regular basis on the activities of the Committee. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

    2. Conduct, and present to the Board, an annual performance evaluation of the Committee, which shall assess the performance of the Committee with respect to the duties and responsibilities of the Committee as set forth in this charter.

    3. Report on matters required by the rules of the Commission to be disclosed in the Company's annual proxy statement.

Resources and Authority of the Committee
The Committee shall have the authority, as it deems necessary to carry out its duties, to retain, discharge and approve fees and other terms for retention of its own independent experts in accounting and auditing, legal counsel and other independent experts or advisors. The Company shall provide for appropriate funding, as determined by the

Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or related work and to any experts or advisors employed by the Committee. The Committee may direct any officer or employee of the Company or request any employee of the Company's independent auditors, outside legal counsel or other consultants or advisors to attend a Committee meeting or meet with any Committee members.

                                                           [ALLIANT ENERGY LOGO]


(C) 2003 Alliant Energy                    71-0906A   104787   130M   3/03    JS

[LOGO] ALLIANT
       ENERGY

Shareowner Services
P.O. Box 2568
Madison, WI 53701-2568
1-800-356-5343

                                Vote By Telephone

Have this form available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

                                Vote by Internet

Have this form available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

                                  Vote by Mail

Please mark, sign and date the card below and return it in the postage-paid envelope provided or return it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230.

   Vote by Telephone          Vote by Internet              Vote by Mail
Call Toll-Free using a     Access the Website and        Return your proxy
 touch-tone telephone:         cast your vote:        card in the postage-paid
     1-800-542-1160       http://www.votefast.com        envelope provided.

                       Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight
           Time on May 27, 2003 to be counted in the final tabulation.

                             Your Control Number is:

         . Please fold and detach card at perforation before mailing. .
--------------------------------------------------------------------------------
Alliant Energy Corporation         P.O. Box 2568         Madison WI 53701

This proxy, when properly executed will be voted in the manner directed herein by the shareowner. If no direction is made, the proxies will vote as recommended by the Board of Directors.

The Board of Directors recommends a vote "FOR" all listed director nominees.

1. ELECTION OF DIRECTORS

                                                                                          * To withhold authority to vote for
   Nominees for terms ending in 2006: (01) Erroll B. Davis, Jr.   [_] FOR ALL               any individual nominee, strike a line
                                      (02) Robert W. Schlutz      [_] WITHHOLD FOR ALL      through the nominee's name in the
                                      (03) Wayne H. Stoppelmoor   [_] FOR ALL EXCEPT (*)    list to the left and mark an (X) in
                                                                                            the "For All Except" box.

[_] I (we) will attend the annual meeting in Madison, WI. Registration is required.

[_] I (we) consent to access future notices of annual meetings, proxy statements and annual reports electronically through the Internet, instead of receiving these materials by mail.

________________________________________________________________________________
Signature                                                                  Date

________________________________________________________________________________
Signature                                                                  Date
Please date and sign your names(s) exactly as shown herein and mail promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. In case of Joint Holders, all should sign.

                                ADMISSION TICKET

                 Please bring this ticket to the Annual Meeting.
       It will expedite your admittance when presented upon your arrival.

                           ALLIANT ENERGY CORPORATION

                       2003 Annual Meeting of Shareowners

          Wednesday, May 28, 2003, at 1:00 p.m. (central standard time)
                             Alliant Energy Center
                                Exhibition Hall
                         1919 Alliant Energy Center Way
                                  Madison, WI

Registration Begins at 11:30 a.m.                    Meeting Begins at 1:00 P.M.
                     Please be prepared to show picture ID.

--------------------------------------------------------------------------------
           . Please fold and detach admission ticket at perforation. .


              ELECTRONIC DELIVERY OF FUTURE DOCUMENTS NOW AVAILABLE

You have the option to have electronic delivery of our future shareowner communications (e.g. annual reports, proxy statements) through the Internet, instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, you will receive a notification that will contain the Internet location where the material is available. Our material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time after you give it by notifying Alliant Energy, Shareowner Services.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

         . Please fold and detach card at perforation before mailing. .
--------------------------------------------------------------------------------

                           Alliant Energy Corporation

                               Shareowner Services
                                  P.O. Box 2568
                                Madison WI 53701
                                 1-800-356-5343

  This proxy is solicited on behalf of the Board of Directors of Alliant Energy
                                  Corporation.

The undersigned appoints Erroll B. Davis, Jr. and F. J. Buri, or either of them, attorneys and proxies with the power of substitution to vote all shares of stock of Alliant Energy Corporation (the "Company"), held of record in the name of the undersigned (including any shares held or credited to the undersigned's account under the Company's Shareowner Direct Plan and IES Employee Stock Ownership
Plan) at the close of business on April 8, 2003, at the Annual Meeting of Shareowners of the Company to be held at the Alliant Energy Center, Madison, WI on May 28, 2003 at 1:00 p.m., and at all adjournments thereof, upon all matters that properly come before the meeting, including the matters described in the Company's Notice of Annual Meeting of Shareowners dated April 14, 2003 and accompanying Proxy Statement, subject to any directions indicated on the reverse side of this card.